UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 10, 2008 (October 10, 2008)

INTERMOST CORPORATION
(Exact name of Registrant as specified in its charter)

Wyoming	0-3430	87-0418721
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

31st Floor, 3B31-23 Guomao Building, 005 Renmin Rd. (South) Shenzhen, People’s Republic of China 518001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  86-755-8221-0238

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

We have previously disclosed under cover of Form 8-K on August 15, 2008, material impairments and our intended amendment and restatement of the audited financial statements as of and for the year ended June 30, 2007 and for the quarter ended December 31, 2007.  The Company’s board of directors and its officers have also concluded that, in the same context and for the same reasons, the Company must also file amendments to its quarterly reports for the periods ended September 30, 2007 and March 31, 2008.

This action is taken in consultation with the Company’s Board of Directors and the Company’s independent registered public accounting firm, Albert Wong & Co.  A copy of this disclosure was provided to Albert Wong & Co. in advance of this filing.

Item 8.01  Other Events.

The address of the Company’s principal executive offices will be changed to:
Suite 5204, Central Plaza, 18 Harbour Road, Wanchai, Hong Kong.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 10, 2008		INTERMOST CORPORATION

	By:	/S/ Rocky Wulianghai
Rocky Wulianghai, President and Chief Executive Officer